UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

BCSB Bancorp, Inc.
(Exact Name of Registrant as Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) is being filed to update the Current Report on Form 8-K filed by BCSB Bancorp, Inc. (the “Company”) on February 15, 2013 (the “Original Report”) with the Securities and Exchange Commission (the “SEC”). The sole purpose of this amendment is to disclose, as required by SEC regulations, the decision of the Company regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers. Except for the foregoing, no changes have been made to the Original Report.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

As reported in the Original Report, at the Company’s 2013 Annual Meeting of Shareholders held on February 13, 2013, 2,146,840 votes, representing 91.40% of the votes cast by shareholders, were voted, on an advisory basis, in favor of holding future advisory votes on named executive officer compensation every year.  In light of these results, and other factors considered by the Company’s Board of Directors in making its original recommendation, the Company has decided that future advisory votes on named executive officer compensation will be held every year until the next advisory vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: March 4, 2013	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer